BRIDGE LOAN AGREEMENT


                  THIS BRIDGE LOAN AGREEMENT, dated as of ________, 2006, is entered into by and between MSGI SECURITY SOLUTIONS, INC., a Nevada corporation with headquarters located at 575 Madison Avenue, New York, NY 10022 (the "Company"), and each individual or entity named on an executed counterpart of the signature page hereto (each such signatory is referred to as a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Company and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer [each, an "Other Buyer"] under such agreement and the Transaction Agreements, as defined below, referred to therein).


                              W I T N E S S E T H:

                  WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

                  WHEREAS, each Buyer wishes to lend funds in the amount of the Purchase Price (as defined below) to the Company, subject to and upon the terms and conditions of this Agreement and acceptance of this Agreement by the Company, the repayment of which will be represented by a Promissory Note of the Company (the "Note"), on the terms and conditions referred to herein; and

                  WHEREAS, in connection with the loan to be made by the Buyer, the Company has agreed to issue the Note and the Warrant (as defined below) to the Buyer;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                  1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

                  a. Purchase.

                  (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements (as defined below), the Buyer hereby agrees to loan to the Company the principal amount specified on the Buyer's signature page of this Agreement (the "Purchase Price"), out of the Aggregate Purchase Price (as defined below).

                  (ii) The actual total Purchase Price of all Buyers (including Other Buyers), which shall not be less than the Minimum Aggregate Purchase Price and not more than the Maximum Aggregate Purchase Price (as those terms are defined below), is referred to as the "Aggregate Purchase Price."

                  (ii) The obligation to repay the loan of the relevant Purchase Price from the Buyer shall be evidenced by the Company's issuance of one or more Notes to the Buyer in the principal amount of One Hundred Thousand Dollars ($100,000.00) for each Eighty-two Thousand Dollars ($82,000.00) of the Purchase Price paid by the Buyer on or in connection with the relevant Closing Date. The principal amount of each Note, as of any relevant date, is referred to as the "Note Principal" and the aggregate Note Principal of all Notes, as of any relevant date, is referred to as the "Aggregate Note Principal." Each Note shall be payable on the date (the "Stated Maturity Date") which is the first annual anniversary of the Initial Closing Date or the date on which the New Transaction Threshold (as defined in the Note) occurs. Each Note shall be in the form of Annex I annexed hereto.

                  (iii) In consideration of the loan to be made by the Buyer, the Company will issue to such Buyer the Warrant to purchase the number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock") as provided in Section 4 hereof.

                  (iv) The loan to be made by the Buyer and the issuance of the Note and the Warrant to the Buyer and the other transactions contemplated hereby are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Securities (as defined below), and are referred to collectively as the "Transactions."

                  b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

                  "Additional Closing Date" means, if there is more than one Closing Date, the relevant Closing Date after the Initial Closing Date.

                  "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

                  "Buyer Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Buyer pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act.

                  "Buyer's Allocable Share" means the fraction, of which the numerator is the Buyer's Purchase Price and the denominator is the Maximum Aggregate Purchase Price.

                  "Buyer's Closing Date" means, for each Buyer, the Closing Date for the Purchased Securities purchased by and sold to such Buyer.

                  "Certificates" means the ink-signed Note and the Warrant, each duly executed by the Company and issued on the relevant Closing Date in the name of the Buyer.

                  "Closing Date" means the date of the closing of the Transactions, as provided herein; provided, however, that, once subscriptions for at least the Minimum Aggregate Purchase Price have been received and accepted and the Purchase Price for the Buyers whose subscriptions have been accepted have been received in escrow as provided herein, there may be an Initial Closing Date followed by one or more Additional Closing Dates, as provided in Section 6 hereof; and provided, further, that no Closing Date shall be later than the Latest Closing Date.

                   "Company Control Person" means each director, executive officer, promoter, and such other Persons as may be deemed in control of the Company pursuant to Rule 405 under the 1933 Act or Section 20 of the 1934 Act (as defined below).

                  "Disclosure Annex" means Annex VII to this Agreement; provided, however, that the Disclosure Annex shall be arranged in sections corresponding to the identified Sections of this Agreement, but the disclosure in any such section of the Disclosure Annex shall qualify other provisions in this Agreement to the extent that it would be readily apparent to an informed reader from a reading of such section of the Disclosure Annex that it is also relevant to other provisions of this Agreement.

                  "Effective Date" has the meaning ascribed to in the Registration Rights Agreement.

                  "Escrow Agent" means Krieger & Prager LLP, the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions").

                  "Escrow Funds" means the Purchase Price delivered to the Escrow Agent as contemplated by Sections 1(c) and (d) hereof.

                  "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

                  "Holder" means the Person holding the relevant Securities at the relevant time.

                  "Initial Closing Date" means the Closing Date or, if there is more than one Closing Date for the transactions contemplated by this Agreement, the Closing Date for the first of such closings (which shall be for at least the Minimum Aggregate Purchase Price).

                  "Last Audited Date" means June 30, 2005.

                  "Latest Closing Date" means the date which is five Trading Days after the Initial Closing Date, or February 28, 2006, whichever is earlier.

                  "Majority in Interest of the Holders" means, as of the relevant date, one or more Holders whose respective outstanding Note Principals, as of such date, aggregate more than fifty percent (50%) of the Aggregate Note Principal on that date.

                  "Material Adverse Effect" means an event or combination of events, which individually or in the aggregate, would reasonably be expected to
(x) adversely affect the legality, validity or enforceability of the Purchased Securities or any of the Transaction Agreements, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company and its subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its material obligations under any of the Transaction Agreements or the transactions contemplated thereby.

                  "Maximum Aggregate Purchase Price" means Eight Hundred Twenty
                Thousand Dollars ($820,000.00).

                  "Minimum Aggregate Purchase Price" means Two Hundred Thirty
                Thousand Dollars ($230,000.00).

                  "New Common Stock" means shares of Common Stock and/or securities convertible into, and/or other rights exercisable for, Common Stock, which are offered or sold in a New Transaction.

                  "New Investor" means the third party investor, purchaser or lender (howsoever denominated) in a New Transaction.

                  "New Transaction" means

         (i) the offer or sale of New Common Stock by or on behalf of the Company to a New Investor and/or

         (ii) the grant of a security interest in or pledge of (x) any or all of the Company's assets by the Company and/or (y) shares of the Company's Common Stock or securities convertible into or exercisable for the Company's Common Stock by any other party in connection with a transaction in which the Company borrows or is otherwise obligated to pay funds to a third party, in a transaction offered or consummated after the date hereof; provided, however, that it is specifically understood that the term "New Transaction" (1) includes, but is not limited to, a sale of Common Stock or of a security convertible into Common Stock or an equity or credit line transaction, but (2) does not include (a) the issuance of Common Stock upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof, or in respect of any other financing agreements as in effect on the date hereof and identified in the Disclosure Annex or the Company SEC Documents (provided the same is not amended after the date hereof), (b) the issuance of, or the issuance of Common Stock pursuant to, an Employee Stock Option Plan (an "ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company, (c) the issuance of, or the issuance of Common Stock pursuant to, a non-employee director or consultants' stock option plan of the Company, (



d) the issuance of shares to a Strategic Partner, or (e) the consummation of transactions pursuant to this Agreement and the other Transaction Agreements on an Additional Closing Date or the issuance of Common Stock pursuant to the terms thereof.

                  "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

                  "Placement Agent" means vFinance Investments, Inc.

                  "Principal Trading Market" means the NASDAQ SmallCap Market or such other market on which the Common Stock is principally traded at the relevant time, but shall not include the "pink sheets."

                  "Purchased Securities" means the Note and the Warrant.

                  "Registrable Securities" shall have the meaning ascribed to it in the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement in the form annexed hereto as Annex V as executed by the Buyer and the Company simultaneously with the execution of this Agreement.

                  "Registration Statement" means an effective registration statement covering the Registrable Securities.

                   "Rule 144" means (i) Rule 144 promulgated under the 1933 Act or (ii) any other similar rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration .

                  "Securities" means the Note, the Warrant and the Shares.

                  "Shares" means the shares of Common Stock representing any of the Warrant Shares and the Payment Shares (as defined in the Registration Rights Agreement).

                  "State of Incorporation" means Nevada.

                  "Strategic Partner" means a third party, whether or not currently affiliated with the Company, which party (i) is engaged in a business which is the business in which the Company is engaged or a similar or related business, and (ii) either (a) subsequently purchases equity securities of the Company (or securities convertible into equity securities of the Company), or
(b) enters into an agreement for one or more of the following: the licensing by the Company of all or any portion of its technology to such third party, the licensing by such third party of all or any portion of its technology to the Company, or any other coordination of all or a portion of their respective business activities or operation



s by the Company and such third party.

                  "Trading Day" means any day during which the Principal Trading Market shall be open for business.

                  "Transfer Agent" means, at any time, the transfer agent for the Company's Common Stock.

                  "Transaction Agreements" means this Bridge Loan Agreement, the Note, the Registration Rights Agreement, the Joint Escrow Instructions, and the Warrant, and includes all ancillary documents referred to in those agreements.

                  "Warrant" means the warrant issued to the Buyer as contemplated by Section 4 of this Agreement.

                  "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrant.

                  c. Form of Payment; Delivery of Certificates.

                  (i) The Buyer shall pay the Purchase Price by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

                  (ii) (A) With respect to Initial Closing Date, the Company will deliver the relevant Certificates to the Escrow Agent no later than one (1) Trading Day after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds from or on behalf of one or more Buyers an aggregate amount equal to at least the Minimum Aggregate Purchase Price.

                           (B) If there is more than one Closing Date, then with
respect to each Closing Date after the
Initial Closing Date, the Company will deliver the relevant Certificates to the Escrow Agent within one (1) Trading Days after the Escrow Agent notifies the Company that the Escrow Agent has on deposit cleared funds equal to the Purchase Price for the relevant Other Buyers; provided, however, that the aggregate Purchase Price of all Buyers on all Closing Dates shall not exceed the Maximum Aggregate Purchase Price.

                           (C) Such Certificates shall be held in escrow as
provided in the Joint Escrow Instructions.

                  (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to,



 the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

                  d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                           Bank of New York
                           350 Fifth Avenue
                           New York, New York 10001

                           ABA# 021000018
                           For credit to the account of Krieger & Prager LLP
                           Account No.:    [To be provided to the Buyer by
                                        Krieger & Prager LLP]
                           Re:      MSGI 2/06 Bridge Transaction
                           For:     [Name of Buyer]

                  2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

                  The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

                  a. Without limiting Buyer's right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with the 1933 Act, the Buyer is purchasing the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

                  b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and to evaluate the merits and risks of an investment in the Securities, and (iv) able to afford the entire loss of its investment in the Securities.

                  c. All subsequent offers and sales of the Securities by the Buyer shall be made pursuant to registration of the relevant Securities under the 1933 Act or pursuant to an exemption from registration.

                  d. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

                  e. The Buyer and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Buyer, including those set forth in any annex attached hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review the Company's filings on EDGAR listed on Annex VI hereto (the documents listed on such Annex VI, to the extent available on EDGAR or otherwise provided to the Buyer as indicated on said Annex VI, collectively, the "Company's SEC Documents").

                  f. The Buyer understands that its investment in the Securities involves a high degree of risk.

                  g. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code, as currently in effect), such Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Purchased Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Purchased Securities, (ii) any foreign exchange restrictions applicable to such purchase,
(iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Buyer's subscription and payment for and continued beneficial ownership, if any, of the Securities will not violate any applicable securities or other laws of the Buyer's jurisdiction.

                  h. If the Buyer is an individual, then the Buyer resides in the state or province identified in the address of the Buyer set forth on the Buyer's signature page to this Agreement. If the Buyer is a partnership, corporation, limited liability company or other entity, then the office or offices of the Buyer in which its principal place of business is identified in the address or addresses of the Buyer set forth on the Buyer's signature page to this Agreement.

                  i. The Buyer hereby represents that, in connection with the Buyer's investment or the Buyer's decision to its purchase of the Securities, the Buyer has not relied on any statement or representation of any Person, including any such statement or representation by the Company or the Placement Agent or any of their respective controlling Persons, officers, directors, partners, agents and employees or any of their respective attorneys, except as specifically set forth herein. In furtherance of the foregoing, and not in limitation thereof, the Buyer acknowledges that the Buyer is not relying upon any Person, other than the Company and its controlling Persons, officers and directors, as and to the extent specifically set forth herein, in making such investment. The Buyer agrees that none of (i) any Other Buyer, (ii) any controlling Persons, officers, directors, partners, agents, or employees of each respective Other Buyer or (iii) any of their respective attorneys shall be liable to the Buyer for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Purchased Securities or in connection with the Securities. Each of the Placement Agent, each Other Buyer and each of their respective controlling Persons, officers, directors, partners, agents and employees and each of their respective attorneys is a third party beneficiary of this provision.

                  j. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

                  k. This Agreement and the other Transaction Agreements to which the Buyer is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Buyer and are valid and binding agreements of the Buyer enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  l. The Buyer understands that if there is more than one Closing Date, the terms applicable on the Initial Closing Date (such as, but not necessarily limited to, the Stated Maturity Date and the Note Principal specified in the Note amount; the Expiration Date and Exercise Price specified in the Warrant; and the Initial Required Filing Date and Initial Required Effective Date specified in the Registration Rights Agreement ) will apply to subsequent closings as well, although certain facts, such as market prices for the Common Stock may vary from those in effect or applicable to the Initial Closing Date. This representation applies to Closing Dates for all Other Buyers, whether such Closing Dates were before or will be after the Buyer's Closing Date.

                  3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Buyer as of the date hereof and as of the relevant Closing Date that, except as otherwise provided in the Disclosure Annex or in the Company's SEC Documents:

                  a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Note, the Warrant or the Shares. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

                  b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a Material Adverse Effect. The Company has registered its stock and is obligated to file reports pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

                  c. Authorized Shares.

         (i) The authorized capital stock of the Company consists of (x) 9,375,000 shares of Common Stock, $.01 par value per share, of which approximately 3,831,878 are outstanding as of the date hereof, and (y) 18,750 shares of convertible preferred stock, $.01 par value, of which 9,844.8 shares of Series F preferred stock are outstanding as of the date hereof.

         (ii) There are no outstanding securities which are convertible into shares of Common Stock, whether such conversion is currently exercisable or exercisable only upon some future date or the occurrence of some event in the future. If any such securities are listed on the Disclosure Annex, the number or amount of each such outstanding convertible security and the conversion terms are set forth in said Disclosure Annex.

         (iii) All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as would be necessary to effect the issuance of the Shares on the Closing Date, were the Warrant fully exercised on that date.

         (iv) As of the Initial Closing Date and each Additional Closing Date, if any, the Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and, when issued upon exercise of the Warrant, in accordance with its terms, will have been duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

                  d. Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note, the Warrant and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Note, the Warrant and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by whic



h it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

                  f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

                  g. Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since January 1, 2005, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

                  h. Absence of Certain Changes. Since the Last Audited Date, there has been no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  i. Full Disclosure. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that would reasonably be expected to have or result in a Material Adverse Effect.

                  j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

                  k. Absence of Events of Default. Except as set forth in
Section 3(e) hereof, (i) neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material agreement to which it is a party or by which its property is bound, and (ii) no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company or its subsidiary is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  l. Absence of Certain Company Control Person Actions or Events. To the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Control Person:






(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Control Person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such Company Control Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:





         (i) acting as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other Person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

         (ii) engaging in any type of business practice; or

         (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) Such Company Control Person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Control Person to engage in any activity described in paragraph (3) of this item, or to be associated with Persons engaged in any such activity; or

(5) Such Company Control Person was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.






                  m. No Undisclosed Liabilities or Events. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstance (or any combination of one or more thereof) has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would
(x) change the articles or certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  n. No Integrated Offering. Neither the Company nor any of its Affiliates nor any Person acting on its or their behalf has, directly or indirectly, at any time since August 1, 2005, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

                  o. Dilution. The number of shares issuable upon exercise of the Warrant may have a dilutive effect on the ownership interests of the other shareholders (and Persons having the right to become shareholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have such a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligations to issue the Warrant Shares upon exercise of the Warrants or the issuance of Payment Shares as provided in the Registration Rights Agreement is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Exercise (as contemplated by the Warrant) and every demand for Payment Shares (as contemplated by the Registration Rights Agreement), , unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

                  p. Fees to Brokers, Finders and Others. Except for payment of the Placement Agent's Compensation (as defined below) to the Placement Agent and the payment of any other fees indicated in the Disclosure Annex, payment of which is the sole responsibility of the Company, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Buyer relating to this Agreement or the transactions contemplated hereby. In furtherance of the foregoing, and not in limitation thereof, the Company acknowledges that it has agreed to pay the Placement Agent's Compensation to the Placement Agent in connection with the transactions contemplated hereby. Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby. The Company shall indemnify and hold harmless each of Buyer, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred. The term "Placement Agent's Compensation" means, in connection with the consummation of the transactions contemplated by this Agreement, the consideration contemplated by the Joint Escrow Instructions.

                  q. Confirmation. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Buyer for a period of eighteen (18) months from the latest Closing Date. The Company agrees that, if any events occur or circumstances exist prior to the relevant Closing Date or the release of the Purchase Price to the Company which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Buyer (directly or through its counsel, if any) and the Escrow Agent in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

                  4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions. The Buyer acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. Restrictive Legend. The Buyer acknowledges and agrees that, until such time as the relevant Shares have been registered under the 1933 Act, as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, the certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  c. Filings. The Company undertakes and agrees to make all filings required to be made by it in connection with the sale of the Securities to the Buyer under the 1933 Act, the 1934 Act or any United States state securities laws and regulations thereof applicable to the Company, or by any domestic securities exchange or trading market, and, unless such filing is publicly available on the SEC's EDGAR system (via the SEC's web site at no additional charge), to provide a copy thereof to the Buyer promptly after such filing.

                  d. Reporting Status. So long as the Buyer beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to
Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the Principal Trading Market and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it at least through the date which is sixty (60) days after the Warrant has been exercised in full or has expired.

                  e. Use of Proceeds. The Company will use the proceeds received hereunder (excluding amounts paid as contemplated by the Joint Escrow Instructions) for general corporate purposes.

                  f. Warrant. The Company agrees to issue to each Buyer on the Buyer's Closing Date a transferable warrant (the "Warrant") for the purchase of the Buyer's Allocable Share of 600,000 shares of Common Stock. The exercise price of the Warrant will be equal to $6.50, subject to adjustment as provided in the Warrant and herein. The Warrant shall be exercisable initially on the Commencement Date specified in the Warrant and shall expire on the last day of the calendar month in which the fifth anniversary of the Initial Closing Date occurs. Except as specified above, each Warrant shall generally be in the form annexed hereto as Annex IV, and shall have the benefit of the Registration Rights Agreement.

                  g. Certain Agreements.

                  (i) The Company covenants and agrees that, for as long as the
Note is outstanding, the Company will not, without the prior written consent of a Majority in Interest of the Holders in each instance (which consent is in the sole discretion of the Holders and may be withheld for any reason or for no reason whatsoever), take any of the following actions or permit any of the following events to occur:

         (x) redeem any shares of the Company's capital stock; or

         (y) issue debt securities or otherwise incur indebtedness for borrowed money, except for th following, each of which is permitted: (1) to a Strategic Partner (but not any other party) in connection with a strategic commercial agreement or transaction, as determined in good faith by the Company's board of directors, (2) pursuant to a commercial borrowing, lending or lease financing transaction approved in good faith by the Company's board of directors, (3) pursuant to the acquisition by the Company of another corporation or other entity, whether by consolidation, merger or purchase of all or substantially all of the assets of, or other reorganization with, that corporation or entity or (4) the payment in full of the outstanding Notes on the date of such transaction.

Any breach of this provision shall, at the election of the Holder, be deemed an Event of Default under the Note.

                  (ii) Any other provision of this Agreement or any of the other Transaction Agreements to the contrary notwithstanding, the Company shall not engage in any offers, sales or other transactions of its securities which would adversely affect the exemption from registration available for the transactions contemplated by the Transaction Agreements.

                  h. Registration Rights; Piggy-Back Rights; Rule 144. Reference is made to the terms of the Registration Rights Agreement, the terms of which are incorporated herein by reference.

                  i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to one hundred percent (100%) of the number of shares which would be issuable upon exercise of the outstanding Warrants held by all Holders (in each case, whether such Warrant were originally issued to the Holder, the Buyer or to any other party). For the purposes of such calculations, the Company should assume that the Warrant were then exercisable without regard to any restrictions which might limit any Holder's right to exercise the Warrant held by any Holder.

                  j. Publicity, Filings, Releases, Etc. Each of the parties agrees that it will not disseminate any information relating to the Transaction Agreements or the transactions contemplated thereby, including issuing any press releases, holding any press conferences or other forums, or filing any reports (collectively, "Publicity"), without giving the other party reasonable advance notice and an opportunity to comment on the contents thereof. Neither party will include in any such Publicity any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. In furtherance of the foregoing, the Company will provide to the Buyer drafts of the applicable text of the first filing of a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K intended to be made with the SEC which refers to the Transaction Agreements or the transactions contemplated thereby as soon as practicable (but at least two
(2) Trading Days before such filing will be made) and will not include in such filing any statement or statements or other material to which the other party reasonably objects, unless in the reasonable opinion of counsel to the party proposing such statement, such statement is legally required to be included. Notwithstanding the foregoing, each of the parties hereby consents to the inclusion of the text of the Transaction Agreements in filings made with the SEC as well as any descriptive text accompanying or part of such filing which is accurate and reasonably determined by the Company's counsel to be legally required. Notwithstanding, but subject to, the foregoing provisions of this
Section 4(j), the Company will, no later than immediately after the Initial Closing Date, promptly issue a press release and file a Current Report on Form 8-K or, if appropriate, a quarterly or annual report on the appropriate form, referring to the transactions contemplated by the Transaction Agreements.

                  k. Computation of Dates in Transaction Agreements. The Company and the Buyer agree that, anything herein or in any other Transaction Agreement to the contrary notwithstanding, all references in this Agreement or in any other Transaction Agreement to a date determined (howsoever denominated) in relation to the "Closing Date," shall be deemed to refer to the date so determined in relation to the Initial Closing Date, even if the Buyer's Closing Date was subsequent to the Initial Closing Date. In furtherance of the foregoing, and not in limitation thereof, each Note shall have the Stated Maturity Date determined based on the Initial Closing Date and each Warrant shall have an Expiration Date based on the Initial Closing Date.

                  5. TRANSFER AGENT INSTRUCTIONS.

                  a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give the Transfer Agent no instructions inconsistent with instructions to issue Common Stock from time to time upon exercise of the Warrant or in connection with the issuance of Payment Shares, as may be applicable from time to time, in such amounts as specified from time to time by the Company to the Transfer Agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Holder in connection with each exercise of the Warrant. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Agreements. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of
Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Warrant Shares or the Payment Shares, as may be applicable, promptly instruct the Transfer Agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. Subject to the provisions of this Agreement, the Company will permit the Buyer to exercise the Warrant in the manner contemplated by the Warrant.

                  c. (i) The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Warrant) could result in economic loss to the Holder of the Warrant being exercised (an "Exercising Holder"). As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Exercising Holder for late issuance of Shares upon exercise in accordance with the following schedule (where "No. Business Days Late" refers to the number of Trading Days which is beyond two (2) Trading Days after the Delivery Date):(1)

    Late Payment For Each $10,000
    of Exercise Price of Warrant                        No.
                                                        ----


Business Days Late                          Being Exercised

       1                                           $100
       2                                           $200
       3                                           $300
       4                                           $400
       5                                           $500
       6                                           $600
       7                                           $700
       8                                           $800
       9                                           $900
       10                                          $1,000
       >10                                         $1,000 + $200 for each
                                                Business  Day Late beyond 10
                                                   days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Exercising Holder's exclusive remedy (other than the following provisions of this Section 5(c) and the provisions of Section 8 of the Warrant) for such delay. Furthermore, in addition to any other remedies which may be available to the Exercising Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the tenth Trading Day after the Delivery Date, the Exercising Holder will be entitled to revoke the relevant Notice of Exercise by delivering a notice to such effect to the Company, whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Exercise; provided, however, that an amount equal to any payments contemplated by this Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Exercising Holder notwithstanding such revocation.

                           (ii) If, by the close of business of the relevant
Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon exercise of the Warrant and after such Delivery Date, the Exercising Holder purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Exercising Holder (the "Sold Shares"), which delivery such Exercising Holder anticipated to make using the Shares to be issued upon such exercise (a "Buy-In"), the Exercising Holder shall have the right, in addition to and not in lieu of all other amounts contemplated in other provisions of the Transaction Agreements, including, but not limited to, the provisions of the immediately preceding Section 5(c)(i), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the number of Sold Shares multiplied by the excess, if any, of (x) the Exercising Holder's total purchase price per share (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds per share (after brokerage commissions, if any) received by the Exercising Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Exercising Holder in immediately available funds immediately upon demand by the Exercising Holder. By way of illustration and not in limitation of the foregoing, if the Exercising Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Exercising Holder will be $1,000.

                  d. The provisions of this paragraph apply on or after the Effective Date. After such Effective Date, the Company will issue Shares without legend and without transfer restrictions on the books of the Transfer Agent, and, at the request of the Holder, will use it best efforts to have previously issued certificates representing the Shares re-issued without legend and without transfer restrictions on the books of the Transfer Agent. In lieu of delivering physical certificates representing the Common Stock issuable upon exercise of a Warrant or at the request of the Holder with respect to any Shares previously issued, provided the Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause the Transfer Agent to electronically transmit to the Holder the Common Stock issuable upon exercise of the Warrant or in replacement of any Shares previously issued by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system. In connection therewith, it will be the Holder's obligation to obtain formal requirements, such as medallion guaranty, if necessary.

                  e. The Company shall assume any fees or charges of the Transfer Agent or Company counsel regarding (i) the removal of a legend or stop transfer instructions with respect to Registrable Securities, and (ii) the issuance of certificates or DTC registration to or in the name of the Holder or the Holder's designee or to a transferee as contemplated by an effective Registration Statement.

                  f. The Holder of the Warrant shall be entitled to exercise its exercise privilege with respect to the Warrant notwithstanding the commencement of any case under 11 U.S.C. ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of such holder's exercise privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C. ss.362 in respect of the exercise of the Warrant. The Company agrees, without cost or expense to such Holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C. ss.362.

                  g. The Company will authorize the Transfer Agent to give information relating to the Company directly to the Holder or the Holder's representatives upon the request of the Holder or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Exercise, or (ii) the aggregate number of outstanding shares of Common Stock of all shareholders (as a group, and not individually) as of a current or other specified date. At the request of the Holder, the Company will provide the Holder with a copy of the authorization so given to the Transfer Agent.

                  6. CLOSING DATE.

                  a. The Initial Closing Date shall occur on the date which is the first Trading Day after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run; provided, however, that on the Initial Closing Date, the aggregate subscriptions shall be for at least the Minimum Aggregate Purchase Price. If additional subscriptions and the related Purchase Price are received after the Initial Closing Date, one or more additional Additional Closing Dates may be held; provided that (i) for all Closing Dates, the aggregate Purchase Price of all Buyers for all such Closing Dates shall not exceed the Maximum Aggregate Purchase Price, and (ii) no Closing Date shall be later than the Latest Closing Date.

                  b. The closing of the Transactions shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

                  c. (i) If the Initial Closing Date does not occur by the close of business on February 21, 2006, then at any time after that date and prior to the date on which the Initial Closing Date occurs, the Buyer may, by written notice to the Escrow Agent (a "Cancellation Notice") with a copy to the Company, request the return by the Escrow Agent to the Buyer of the Purchase Price. Upon the Escrow Agent's receipt of such Cancellation Notice, if the Initial Closing Date has not occurred prior to 5 PM (Eastern Time) of the Trading Day following such receipt by the Escrow Agent, the Buyer shall have no further obligations under this Agreement, including, without limitation, the obligation to pay any part of the Purchase Price, and the Escrow Agent shall return the Buyer's Escrow Funds to the Buyer and the Certificates issued to the Buyer being held as part of the Escrow Property to the Company.

                           (ii) If the Escrow Agent receives a Cancellation
Notice from a Buyer, but the Initial Closing Date occurs prior to 5 PM (Eastern Time) of Trading Day following the Escrow Agent's receipt of such Cancellation Notice, the Cancellation Notice shall be deemed null and void ab initio.
                           (iii) If, as a result of effective Cancellation
Notices received from one or more Buyers (whether such Buyers constitute all Buyers or less than all Buyers), the Aggregate Purchase Price of all remaining Buyers is less than the Minimum Aggregate Purchase Price, then the Initial Closing Date shall not occur until the subscription of the Buyer and any Other Buyers who have not issued Cancellation Notices are for at least the Minimum Aggregate Purchase Price. If, as of the Latest Closing Date, the Initial Closing Date has not occurred, this Agreement shall be deemed canceled with respect to all Buyers as if each of them had timely given a Cancellation Notice.

                  d. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Funds to the Company and to others and to release the other Escrow Property on the relevant Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

                  7.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

                  The Buyer understands that the Company's obligation to sell the relevant Note and the Warrant to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement by the Buyer on or before the Buyer's Closing Date;

                  b. Delivery by the Buyer by the Buyer's Closing Date to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price in accordance with this Agreement;

                  c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the relevant Note and the Warrant on the relevant Closing Date is conditioned upon:

                  a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company on or before the Buyer's Closing Date;

                  b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

                  c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date; and with respect to each Additional Closing Date, (x) there shall have been no Material Adverse Effect from the Initial Closing Date through and including the Additional Closing Date and (y) an executive officer of the Company shall issue an Officer's Certificate substantially in the form of Annex VIII hereto with respect thereto; provided, however, that such Officer's Certificate may update certain information, such as the number of shares of the Company's stock outstanding, included in Section 3);

                  d. On the Initial Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto; and on any Additional Closing Date, the Buyer purchasing a Note and Warrant on such Closing Date shall have received such an opinion or a statement from counsel to the Company that such Buyer may rely on an opinion previously issued to Other Buyers;

                  e. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained; and

                  f. From and after the date hereof to and including such Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii) no minimum prices shall been established for securities traded on the Principal Trading Market; and (iv) there shall not have been any material adverse change in any financial market.

                  9. INDEMNIFICATION AND REIMBURSEMENT.

                  a. (i) The Company agrees to indemnify and hold harmless the Buyer and its officers, directors, employees, and agents, and each Buyer Control Person from and against any losses, claims, damages, liabilities or expenses incurred (collectively, "Damages"), joint or several, and any action in respect thereof to which the Buyer, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Buyer Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from Buyer's failure to perform any covenant or agreement contained in this Agreement or the Buyer's or its officer's, director's, employee's, agent's or Buyer Control Person's illegal or willful misconduct, gross negligence, recklessness or bad faith (in each case, as determined by a non-appealable judgment to such effect) in performing its obligations under this Agreement.

                           (ii) The Company hereby agrees that, if the Buyer,
other than by reason of its gross negligence, illegal or willful misconduct (in each case, as determined by a non-appealable judgment to such effect), (x) becomes involved in any capacity in any action, proceeding or investigation brought by any shareholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or if the Buyer is impleaded in any such action, proceeding or investigation by any Person, or (y) becomes involved in any capacity in any action, proceeding or investigation brought by the SEC, any self-regulatory organization or other body having jurisdiction, against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements, or (z) is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company shall indemnify, defend and hold harmless the Buyer from and against and in respect of all losses, claims, liabilities, damages or expenses resulting from, imposed upon or incurred by the Buyer, directly or indirectly, and reimburse such Buyer for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. The indemnification and reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Buyer who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and Buyer Control Persons (if any), as the case may be, of the Buyer and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Buyer, any such Affiliate and any such Person. The Company also agrees that neither the Buyer nor any such Affiliate, partner, director, agent, employee or Buyer Control Person shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of this Agreement or the other Transaction Agreements, except as may be expressly and specifically provided in or contemplated by this Agreement.

                  b. All claims for indemnification by any Indemnified Party (as defined below) under this Section shall be asserted and resolved as follows:

                           (i) In the event any claim or demand in respect of
which any Person claiming indemnification under any provision of this Section (an "Indemnified Party") might seek indemnity under paragraph (a) of this Section is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an Affiliate thereof (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of this Section against any Person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under this Section and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. The following provisions shall also apply.

         (x) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this paragraph (b) of this Section, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to paragraph (a) of this Section). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this subparagraph (x), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this subparagraph (x), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under paragraph (a) of this Section with respect to such Third Party Claim.

         (y) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to paragraph (b) of this Section, or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Clai



         m by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this subparagraph (y), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in subparagraph(z) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this subparagraph (y) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this subparagraph (y), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

         (z) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under paragraph
         (a) of this Section or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that if the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                           (ii) In the event any Indemnified Party should have a
claim under paragraph (a) of this Section against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under paragraph (a) of this Section specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the In demnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under paragraph (a) of this Section and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that it the dispute is not resolved within thirty (30) days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

                  c. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to.

                  10. JURY TRIAL WAIVER. The Company and the Buyer hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with the Transaction Agreements.

                  11. GOVERNING LAW: MISCELLANEOUS.

                  a. (i) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement or any of the other Transaction Agreements and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. To the extent determined by such court, the Company shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                           (ii) The Company and the Buyer acknowledge and agree
that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Agreements were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and the other Transaction Agreements and to enforce specifically the terms and provisions hereof and thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.





                  b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  k. All dollar amounts referred to or contemplated by this Agreement or any other Transaction Agreement shall be deemed to refer to US Dollars, unless otherwise explicitly stated to the contrary.

                  12. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                           (a) the date delivered, if delivered by personal
                  delivery as against written receipt therefor or by confirmed facsimile transmission,

                           (b) the fifth Trading Day after deposit, postage
                  prepaid, in the United States Postal Service by registered or certified mail, or

                           (c) the third Trading Day after mailing by domestic
                  or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:          At the address set forth at the head of this Agreement.
                           Attn: President
                           Telephone No.: (917) 339-7134
                           Telecopier No.: (917) 339-7166

                           with a copy to:

                           Greenberg Traurig, LLP
                           Attn: Siobhan Keegan, Esq.
                           MetLife Building
                           200 Park Avenue
                           New York, NY 10166
                           Telephone No.: (212) 801-9200
                           Telecopier No.: (212) 801-6400

LENDER:        At the address set forth on the signature page of this Agreement.

                           with a copy to:

                                            Krieger & Prager LLP, Esqs.
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Ronald J. Nussbaum, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

ESCROW AGENT:     Krieger & Prager LLP, Esqs.
                           39 Broadway
                           Suite 1440
                           New York, NY 10006
                           Attn: Samuel Krieger, Esq.
                           Telephone No.: (212) 363-2900
                           Telecopier No.  (212) 363-2999

                  13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                   [Balance of page intentionally left blank]

         IN WITNESS WHEREOF, with respect to the Purchase Price specified below, this Agreement has been duly executed by the Buyer and the Company as of the date set first above written.

PURCHASE PRICE:                                      $_______________




                                     BUYER:
Notice Address:

--------------------------------    ------------------------------------
Address                                     Printed Name of Buyer
--------------------------------

                                                     By: _______________________
Telecopier No. _________________            (Signature of Authorized Person)

                                                     ---------------------------
______________________________      Printed Name and Title
Jurisdiction of Incorporation
or Organization

If the above Notice Address is not the Residence (for individual Buyer) or Principal Place of Business (for Buyer which is not an individual), such Residence or Principal Place of Business is:

-----------------------------

-----------------------------

-----------------------------

                                     COMPANY

MSGI SECURITY SOLUTIONS, INC.

By: _________________________________
(Signature of Authorized Person)

-------------------------------------
Printed Name and Title

         ANNEX I           FORM OF NOTE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III                  OPINION OF COUNSEL OF COMPANY

         ANNEX IV          FORM OF WARRANT

         ANNEX V           REGISTRATION RIGHTS AGREEMENT

         ANNEX VI          COMPANY'S SEC DOCUMENTS AVAILABLE ON EDGAR

         ANNEX VII                  COMPANY DISCLOSURE

         ANNEX VIII                 OFFICER'S CERTIFICATE








(1) Example: Notice of Exercise is delivered on Monday, May 1, 2006. The Delivery Date would be Thursday, May 4 (the third Trading Day after such delivery). If the certificate is delivered by Monday, May 8 (2 Trading Days after the Delivery Date), no payment under this provision is due. If the certificates are delivered on May 9, that is 1 "Business Day Late" in the table below; if delivered on May 16, that is 6 "Business Days Late" in the table.